UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. ___ )
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☐	Definitive Proxy Statement

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☑	Soliciting material Pursuant to §240.14a-12
Eddie Bauer Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
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FREQUENTLY ASKED QUESTIONS
Associates
                                        Key Messages
•	We are excited about this announcement, as we believe that the transaction will provide the Company with new resources and the time necessary to execute our turnaround strategy. Sun Capital Partners and Golden Gate Capital bring extensive experience in the apparel, retail and direct marketing sectors that we believe will help the Company complete its turnaround.
•	The announcement of the deal is just one of many steps in the transaction. The transaction, which is anticipated to close in the first quarter of 2007, is subject to the approval of Eddie Bauer stockholders and other customary closing conditions, including Hart-Scott-Rodino antitrust review.
•	As we move through the remainder of the process, we will continue to stay focused on providing premium quality and service for our customers. We need to remain focused on executing during the all-important Holiday season.
•	This FAQ apply to all associate audiences, including corporate, field, EBFS, EBIT and CSC.
Q: Is this a good thing for the Eddie Bauer associates?
A: Eddie Bauer’s Board of Directors has unanimously determined that the transaction is in the best interests of our Company and its stockholders. We believe that the transaction will provide the Company with new resources and the time necessary to execute our turnaround strategy. Sun Capital Partners and Golden Gate Capital bring extensive experience in the retail and catalog sector that we believe will help the Company complete its turnaround.
Q: What will happen to the employees and management team?
A: We cannot speculate on future decisions. It is important to remember announcement of the deal just one of many steps in the transaction. The transaction, which is anticipated to close in the first quarter of 2007, is subject to the approval of Eddie Bauer stockholders and other customary closing conditions, including Hart-Scott-Rodino antitrust review.

Our plan is to stay focused on providing premium quality and service, especially as we head into the all-important Holiday season. Your efforts and commitment to our customers through this process are important and appreciated.
Q: What is Eddie B. Holding Corp?
A: Eddie B. Holding Corp. is a new company created by affiliates of Sun Capital Partners, Inc. and Golden Gate Capital. Upon the close of the transaction, Eddie B. Holding Corp. will be the new owner of Eddie Bauer.
Q: Will this announcement affect our corporate office move?
A: We are still scheduled to move in June/July 2007, needing to be vacated from the current building by August 12, 2007.
Q: If a new owner decides to reduce staff at Eddie Bauer after the transaction is finalized; will we still be eligible for severance and other benefits?
A: No changes in benefits are planned at this time. We cannot speculate on future decisions.
Q: Will our benefits carryover to the new owner? What will happen with my benefits?
A: No immediate changes are expected in salaries and employee benefits, but in any event, Eddie B Holding Corp expects to offer a competitive package of salary and benefits.
Q: Will there be any layoffs during this part of the process?
A: No, We do not anticipate any major reductions at Eddie Bauer due to this announcement. As always, we will continue to evaluate our business and positions on an on-going basis to ensure we are staffed appropriately.
Q: Do corporate goals change at all in this scenario?
A: No. We do not currently anticipate making substantial changes in our previously announced strategies during the remaining steps of this process.
It is important to emphasize that we must maintain continue to provide premium quality and service through the remainder of this process and deliver during the Holiday season.
Q: Can I still use my Associate merchandise discount card? Do we still get our Ford discount?
A: Yes, as we are moving forward during this process associates can still take advantage of the merchandise discount programs currently in effect.
Q: Will I be able to continue to file claims for my Flexible Spending Account (FSA)?
A: Associates can file claims for the FSA’s set up with Eddie Bauer until the day a transaction is complete and the legal company name is changed.
Q: What is the future of the Groveport Facility?
A: EBFS, including the Groveport Facility, EBIT and the CSC were all included in this transaction.

Q: Are we going to continue exploring how to leverage the unutilized capacity?
A: We are always looking at how best to utilize our assets.
Q: What impact might this have on the Eddie Bauer credit card?
A: There is no immediate impact to the Eddie Bauer credit card. Customers can continue to enjoy the benefits of our private label card.
Q: What should we tell customers who ask about the sale of Eddie Bauer?
A: Please let our customers know that Eddie Bauer is committed to providing them with the same level of premium quality and service that they expect from Eddie Bauer.
Officers
Q: How will this affect my equity in the company?
A: Upon closing of the deal, unvested stock options and RSU’s vest immediately.
Cautionary Statement Regarding Forward-Looking Statements
     This document includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transaction, expected synergies and anticipated future financial operating performance and results, including estimates of growth. These statements are based on the current expectations of Eddie Bauer’s management. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. These include, for example: Eddie Bauer may be unable to obtain shareholder approval required for the merger, the timing of, and regulatory and other conditions associated with, the completion of the merger; volatility in the stock markets; proposed store openings and closings; proposed capital expenditures; projected financing requirements; proposed developmental projects; projected sales and earnings, and Eddie Bauer’s ability to maintain selling margins; general economic conditions; consumer demand; consumer preferences; weather patterns; competitive factors, including pricing and promotional activities of major competitors; the availability of desirable store locations on suitable terms; the availability, selection and purchasing of attractive merchandise on favorable terms; import risks; Eddie Bauer’s ability to control costs and expenses; unforeseen computer related problems; any unforeseen material loss or casualty; and the effect of inflation. Additional factors that may affect the future results of Eddie Bauer are set forth in its filings with the Securities and Exchange Commission, which are available free of charge on the SEC’s web site at http://www.sec.gov.
Important Information for Investors and Stockholders
     In connection with the merger and related transactions, Eddie Bauer will file a proxy statement with the SEC. Investors and security holders are urged to carefully read the important information contained in the materials regarding the proposed transaction when it becomes available. Investors and security holders will be able to obtain a copy of the proxy statement and other documents containing information about Eddie Bauer, free of charge, at the SEC’s web site as www.sec.gov. In addition, copies of the proxy statement will be available free of charge on the investor relations portion of the Eddie Bauer website at www.eddiebauer.com, and may also be obtained by writing Eddie Bauer Holdings, Inc.’s investor relations department, at 15010 NE 36th Street, Redmond, WA 98052, or by calling 425-755-6209.
     Eddie Bauer and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Eddie Bauer’s shareholders in respect of the proposed transaction. Information regarding Eddie Bauer’s directors and executive officers is available in the company’s Form 10, filed with the SEC on May 1, 2006 and amended on June 27, 2006. Additional information regarding the interests of such potential participants will be included in the forthcoming proxy statement and other relevant documents filed with the SEC when they become available.